EXHIBIT 23.5


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3/A (No. 333-12255) of Sinclair Broadcast Group, Inc. of our report dated March 22, 1996 relating to the financial statements of Cincinnati TV 64 Limited Partnership, which appears on page 78 of the Form 8-K of Sinclair Broadcast Group, Inc. dated May 9, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Price Waterhouse LLP
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Price Waterhouse LLP


Boston, Massachusetts
November 6, 1996